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                                                                EXHIBIT 99.B5(a)



                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                        THE MANAGEMENT AGREEMENT BETWEEN
                         THE AMERICAN AADVANTAGE FUNDS
                                      AND
                         AMR INVESTMENT SERVICES, INC.

       The attached amended Schedule A is hereby incorporated into the Management Agreement dated October 1, 1995 (the "Agreement") between the American AAdvantage Funds (the "Trust") and AMR Investment Services, Inc. (the "Manager"). To the extent that there is any conflict between the terms of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

Dated: December 17, 1996


                                           American AAdvantage Funds

                                           By: /s/ William F. Quinn
                                               --------------------------------
                                           Title: President


                                           AMR Investment Services, Inc.

                                           By: /s/ William F. Quinn
                                               --------------------------------
                                           Title: President
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                                    AMENDED
                                   SCHEDULE A
                                     TO THE
                              MANAGEMENT AGREEMENT
                                    BETWEEN
                         AMR INVESTMENT SERVICES, INC.
                                    AND THE
                           AMERICAN AADVANTAGE FUNDS


I.     BASE FEE

       As compensation pursuant to section 7 of the Management Agreement between AMR Investment Services, Inc. (the "Manager") and the American AAdvantage Funds (the "AAdvantage Trust"), the AAdvantage Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

       (1) 0.15% of the net assets of the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Treasury Money Market Portfolio;

       (2)    0.25% of the net assets of the Limited-Term Income Portfolio;

       (3) 0.10% of the net assets of the Balanced Portfolio, the Growth and Income Portfolio and the International Equity Portfolio;

       (4) plus all fees payable by the Manager with respect to such Portfolios pursuant to any Investment Advisory Agreement entered into pursuant to Paragraph 2(d) of said Management Agreement.

II.    SECURITIES LENDING DUTIES AND FEES

       A.     Manager Duties

       The Manager agrees to provide the following services in connection with the investment of cash collateral received from the securities lending activities of each Portfolio of the AAdvantage Trust: (a) assist the securities lending agent (the "Agent") in determining which specific securities are available for loan, (b) monitor the Agent to ensure that securities loans are effected in accordance with its instructions and within the procedures adopted by the Board of Trustees of the AAdvantage Trust, (c) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees of the AAdvantage Trust with respect to securities lending activities, (d) respond to Agent inquiries concerning Agent's compliance with applicable guidelines, and (e) perform such other duties as necessary.
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       B.     Securities Lending Fees

       As compensation for services provided by the Manager in connection with securities lending activities of each Portfolio of the AAdvantage Trust, a lending Portfolio shall pay to the Manager, with respect to cash collateral posted by borrowers, a fee equal to 25% of the net monthly interest income (the gross interest income earned by the investment of cash collateral, less the amount paid to borrowers as well as related expenses) from such activities and, with respect to loan fees paid by borrowers when a borrower posts collateral other than cash, a fee equal to 25% of such loan fees.


DATED: December 17, 1996